UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 7, 2005

KNBT BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50426	38-3681905
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

90 Highland Avenue, Bethlehem, Pennsylvania	18017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (610) 861-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Pursuant to Regulation FD, information is being attached hereto as Exhibit 99.1 to this Current Report with respect to a slide presentation to be made on November 7, 2005 at 5:20 p.m. Eastern Time by Scott V. Fainor, President and Chief Executive Officer, Eugene T. Sobol, Sr. Executive Vice President, Chief Financial Officer and Treasurer, and Sandra L. Bodnyk, Executive Vice President and Chief Risk Officer of KNBT Bancorp, Inc. (the “Company”). This presentation, which provides an overview of the Company’s operating strategy and performance, will be made at the Mid-Atlantic SuperCommunity Bank Conference held at The Union League of Philadelphia, Pennsylvania. The presentation, in written form, is intended to be made available to investors participating in the conference.

A simultaneous webcast of the Company’s presentation, indicating the slide presentation and any follow up questions and answers will be available at http://www.super-communitybank.com/midatlantic.htm. The presentation will also be posted on the Company’s website at www.knbt.com.

The presentation attached hereto as Exhibit 99.1 and incorporated herein by reference, is being furnished pursuant to this Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

Exhibit No.	Description

99.1	Investor Presentation Slides

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNBT BANCORP, INC.
Date: November 7, 2005	By: /s/ Eugene T. Sobol Eugene T. Sobol Senior Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Investor Presentation Slides